QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

	Country of Incorporation	Trading Name
Communications
Performance Analysis division
Caw Networks, Inc	Delaware, USA	Spirent Communications
Spirent Communications (Scotland) Ltd*	England	Spirent Communications
Spirent Communications Inc:	Delaware, USA	Spirent Communications
Calabasas, California, USA
Honolulu, Hawaii, USA
Sunnyvale, California, USA
Eatontown, New Jersey, USA
Spirent Communications of Ottawa Ltd	Canada	Spirent Communications
Spirent Communications (SW) Ltd*	England	Spirent Communications
Service Assurance division
Spirent Communications of Rockville, Inc.	Delaware, USA	Spirent Communications
Spirent Communications Ltd*	England	Spirent Communications
Network Products
Trading divisions of Spirent plc: HellermannTyton: Aldridge, West Midlands, UK Plymouth, Devon, UK Wythenshawe, Manchester, UK		HellermannTyton
HellermannTyton (Pty) Ltd	South Africa	HellermannTyton
HellermannTyton S.A.	France	HellermannTyton
HellermannTyton AB	Sweden	HellermannTyton
HellermannTyton GmbH	Austria	HellermannTyton
HellermannTyton GmbH	Germany	HellermannTyton
HellermannTyton Ltda	Brazil	HellermannTyton
HellermannTyton Pte Ltd	Singapore	HellermannTyton
HellermannTyton Data Ltd*†	England	HellermannTyton
HellermannTyton Corporation	Delaware, USA	HellermannTyton
Tyton Company of Japan Ltd* (Associate)	Japan	HellermannTyton
Systems
PG Drives Technology Ltd	England	PG Drives Technology
PG Drives Technology Inc	Delaware, USA	PG Drives Technology
Spirent Systems San Diego Inc	Delaware, USA	Spirent Systems
Spirent Systems Wichita Inc	Delaware, USA	Spirent Systems
WPDS Software Ltd*	England	Spirent Systems
The Flight Data Company Ltd	England	Spirent Systems
Spirent Systems (Ottawa) Ltd	Canada	Spirent Systems
Financial
Spirent BV	The Netherlands	Non-trading
Spirent GmbH	Germany	Non-trading
Spirent Holdings Corporation	Delaware, USA	Non-trading
Interconnection Joint Venture†
WAGO Contact SA	Switzerland	WAGO
WAGO Kontakttechnik GmbH	Germany	WAGO

        This list of subsidiaries omits certain subsidiaries that, in the aggregate, would not be a "significant subsidiary" as of December 31, 2002.

QuickLinks

  Exhibit 8.1